NUMBER
CERT.9999

Beamr Imaging Ltd.

INCORPORATED UNDER THE LAWS OF ISRAEL

NIS 0.05 PAR VALUE ORDINARY SHARES

SHARES
****

CUSIP M1R79L104
ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of ********

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF
Beamr Imaging Ltd.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: **/**/****

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:______________________________
AUTHORIZED SIGNATURE

/s/ Sharon Camel

Chief Executive Officer